UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Amerityre Corporation
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AMERITYRE CORPORATION
1501 Industrial Road
Boulder City, Nevada 89005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, DECEMBER 3, 2015

TO THE STOCKHOLDERS OF AMERITYRE CORPORATION:

The Annual Meeting of the Stockholders (the “Annual Meeting”) of Amerityre Corporation (the “Company”) will be held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City, Nevada 89005, on Thursday, December 3, 2015 at 10:00 am, Pacific Time, to:

1. Elect members of a Board of Directors to serve until the 2016 Annual Meeting of Stockholders;

2. Ratify the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2016;

3.  Approval of the Company’s 2015 Omnibus Stock Option and Award Plan;

4.  Approve an amendment to the Articles of Incorporation to increase the number of common shares authorized; and,

5. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are described in more detail in the accompanying Proxy Statement.

ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 5, 2015 (THE “RECORD DATE”), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

MANAGEMENT ENCOURAGES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON.  ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY ENCLOSED WITH THIS NOTICE.

HOLDERS OF MORE THAN 50 PERCENT OF THE COMPANY’S 41,650,287 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS (PROPOSAL 1) ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR APPROVAL OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

AMERITYRE CORPORATION
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael F. Sullivan

Michael F. Sullivan, Chief Executive Officer
Boulder City, Nevada
DATED:  October 28, 2015

SPECIAL REQUEST

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE MAKE SURE TO VOTE YOUR SHARES BY PROMPTLY VOTING ELECTRONICALLY AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, OR BY COMPLETING, DATING, SIGNING AND RETURNING YOUR PROXY CARDIN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IMPORTANT

If your shares are held in the name of a brokerage firm, nominee, or other institution, you are considered the beneficial owner of shares held in street name.  As the beneficial owner, you have the right to direct your broker, nominee or other institution how to vote your shares.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Please promptly contact the person responsible for your account and give instructions for your shares to be voted.

The Company’s offices and plant are located 1501 Industrial Road, Boulder City, Nevada, 89005.

AMERITYRE CORPORATION
1501 Industrial Road
Boulder City, Nevada 89005

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of Amerityre Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the management of the Company, to be voted at the Annual Meeting of the Stockholders (the “Annual Meeting”) to be held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City, Nevada 89005, on Thursday, December 3, 2015 at 10:00 am, Pacific Time.  The enclosed proxy form, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If no instructions are indicated on the enclosed proxy form, at the Annual Meeting the proxy will be voted affirmatively to:

1. Elect members of a Board of Directors to serve until the 2016 Annual Meeting of Stockholders;

2. Ratify the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2016;

3.  Approval of the Company’s 2015 Omnibus Stock Option and Award Plan;

4.  Approve an amendment to the Articles of Incorporation to increase the number of common shares authorized; and,

5. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The enclosed proxy form, even though executed and returned to the Company, may be revoked by the stockholder at any time before it is voted, either by giving a written notice mailed or delivered to the secretary of the Company, by submitting a new proxy form bearing a later date, or by voting in person at the Annual Meeting.  If the proxy form is returned to the Company without specific direction, the proxy will be voted in accordance with the Board of Directors’ recommendations as set forth herein.

The entire expense of this proxy solicitation, estimated at $15,000, will be borne by the Company.  In addition to this solicitation, in order to ensure that a quorum is represented at the Annual Meeting, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, telephone, or in person.

ONLY HOLDERS OF RECORD OF THE COMPANY’S 41,650,287 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT OCTOBER 6, 2015 (THE “RECORD DATE”), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH STOCKHOLDER HAS THE RIGHT TO ONE VOTE FOR EACH SHARE OF THE COMPANY’S COMMON STOCK OWNED.  CUMULATIVE VOTING IS NOT PROVIDED FOR.

MANAGEMENT ENCOURAGES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON.  ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO VOTE YOUR SHARES BY PROMPTLY VOTING ELECTRONICALLY AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, OR BY COMPLETING, DATING, SIGNING AND RETURNING YOUR PROXY CARD.  HOLDERS OF MORE THAN 50 PERCENT OF THE COMPANY’S 41,650,287 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS (PROPOSAL 1) ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR APPROVAL OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING MAILED ON OR ABOUT OCTOBER 28, 2015, TO ALL STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS

The following table sets forth the name, age and year first elected of each director of the Company:

Name of Current Director	Age	Director Since
Timothy L. Ryan (1)	66	June 2010
John J. Goldberg	48	March 2011
Glenn D. Bougie	62	September 2013
Terry Gilland	68	January 2015
Gary Tucker	72	December 2014
Michael F. Sullivan	50	December 2014

(1) Timothy L. Ryan was appointed Chairman of the Board of Directors on December 4, 2012.

The following persons have been nominated for election as directors of the Company:

Michael F. Sullivan	Terry Gilland

George Stoddard	David Hollister

David Clark

Certain biographical information with respect to the nominees for director is set forth below.  Each director, if elected by the stockholders, will serve until our 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.  Vacancies on the Board of Directors during the year may be filled by the majority vote of the directors in office at the time of the vacancy without action by the stockholders.

Biographical Information on Nominees

Michael F. Sullivan was appointed CEO of Amerityre in April 2015. He joined Amerityre in May 2014 as a consultant and was appointed COO in December 2014. He has over 29 years of experience in Operations management and Engineering management in a variety of manufacturing industries. His career started at Johnson Matthey in 1987, where during his 10 year tenure he completed a 5 year expatriate assignment in Belgium designing, constructing and managing Europe’s largest autocatalyst facility.  Between 1996 and 2007, he served as Director of Manufacturing for General Chemical’s Electronic Materials facility, as Director of Operations for Life Measurement Inc., a medical device manufacturer, as Director of Operations for Pinole Point Steel, a division of Material Sciences Corporation, and as Chief Operating Officer at Professional Finishing, Inc., a privately held coating company.  He served as an engineering consultant with Versa Engineering and Technology, a privately held engineering consultant firm from January 2008 to December 2014  Mr. Sullivan has extensive quality management experience and is an IRCA certified auditor.

Mr. Sullivan holds a BSE in Chemical Engineering from the University of Pennsylvania and an MBA in Finance and Marketing from the Haas School of Business at UC Berkeley.

We believe that Mr. Sullivan’s qualifications to serve on the Board of Directors includes his current leadership of the Company in addition to his engineering and operational management background.

Terry Gilland is a Certified Public Accountant with over 40 years of experience in finance, accounting and auditing.  Mr. Gilland was appointed to the Board of Directors and assumed the Audit Committee Chair position in January 2015.  Mr. Gilland has a Bachelor of Science and Master’s in Accounting from the University of Missouri and is a Nevada CPA.  From 2008 – 2013 and 1972 - 2000 Mr. Gilland was a partner in the McGladry LLP Las Vegas, NV and the Des Moines, IA office with clients in a variety of industries including construction, manufacturing, retail, legal, and advertisement.  From 2000 – 2008 Mr. Gilland was President of Taylor Construction Group, a large general contractor ($300 million in revenues) with offices in De Moines and Cedar Rapids, IA, Kansas City, Denver and San Diego.  During Mr. Gilland’s time with Taylor Construction, he dealt with Bankers and Surety companies and was responsible for all of the businesses owned by Taylor.

We believe that Mr. Gilland’s qualifications to serve on the Board of Directors includes his extensive SEC and GAAP reporting skillset as well as his financing connections in Southern Nevada.

George Stoddard has over 45 years of buying, growing and fine tuning business and investments for maximum profit and efficiency.  From 1968 - 2011 Mr. Stoddard was a business owner.  These businesses included L.A. Time Distribution, which he owned and grew until the business was large enough to sell, and Mobile Pipe Wrappers and Coaters, Inc., which Mr. Stoddard grew from $218,000 in annual sales to over $6,000,000 in annual sales.  Mr. Stoddard sold his second business in 2011 to retire.  Mr. Stoddard has an Associate of Arts degree from East Los Angeles College and attended Cal Poly Pomona majoring in Aerospace Engineering and Math.

We believe that Mr. Stoddard’s qualifications to serve on the Board of Directors includes his general business and sales knowledge.

David Clark has 20 years of experience in start-up organizations spanning multiple industries.  Since 2010, Mr. Clark has been the principal at Clark Consulting Services, which provides various independent executive level services on a project basis.  From 2003 to 2010, Mr. Clark was the founder and Chief Executive Officer of CommPartners, a voice over IP network and service provider.  In 2010, CommPartners filed for voluntary protection under Federal Bankruptcy law. This bankruptcy was the result of litigation filed pertaining to industry rate structures, not financial capabilities.  CommPartners was profitable and cash flow positive at the time of the filing.  The bankruptcy was resolved via asset sales in 2011.  Prior to CommPartners, Mr. Clark held various executive level positions in both start-up and advertising companies.  Mr. Clark has a BA in Mass Communications from Texas Tech University.

We believe that Mr. Clark’s qualification to serve on the Board of Directors includes his marketing and advertising experience which we anticipate will assist the Company with its sales initiatives in 2016.

David Hollister has 25 years of experience working with companies in a variety of marketing and product development roles. Since 2011he has been the principal at Hollister Interactive Group, LLC, which provides digital consulting services to companies across a range of industries such as Consumer Goods, Finance, Education, Fitness, Commercial Real Estate, and Hospitality. David works closely with clients to offer business strategy, ecommerce strategy, website design, and marketing strategy services. From 2008 to 2011 David was Vice President, Global Ecommerce for Perfect Fitness, a manufacturer of home exercise equipment, where he developed and implemented the company’s product strategy and ecommerce organization. Prior to Perfect Fitness, David held a variety of executive positions with companies such as Gap, Inc.’s Old Navy division, and Intuit. David has a B.S. in Aerospace Engineering from San Diego State University, and an M.B.A. from American University in Washington D.C.

We believe that Mr. Hollister’s qualification to serve on the Board of Directors includes his marketing and ecommerce experience which we anticipate will be instrumental in improving the Company’s ecommerce presence in 2016.

The Board’s Role in Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk. At least annually, the full Board reviews strategic risks and opportunities facing the Company. Certain other important categories of risk are assigned to the committees below (which are comprised mostly of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

- The Audit Committee oversees risks related to financial controls, capital structure of the enterprise (including borrowing, liquidity, allocation of capital, major capital transactions and expenditures), legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function.

- The Compensation Committee oversees the Company’s compensation programs to ensure they do not incentivize excessive risk-taking.

During fiscal year ended June 30, 2015, the full Board received reports from management on the most important strategic issues and risks facing the Company, as well as, reports regarding enterprise risk assessments and risk management practices.

The Board believes that its leadership structure supports the risk oversight function.  Additionally, as indicated above, certain important categories of risk are assigned to committees, consisting of mostly independent directors that receive, review and evaluate management reports on risk, thereby preserving the benefit of independent risk oversight along with full Board responsibility and review.

Communications with the Board of Directors

Stockholders can communicate directly with any of the Company’s directors, including its non-management directors, by sending a written communication to a director c/o Amerityre Corporation, 1501 Industrial Road, Boulder City, Nevada 89005. In addition, any party who has concerns about the accounting, internal controls or auditing matters, or potential violations of our Code of Conduct may send communications per the instructions on the Company’s web site. Such communications may be confidential or anonymous.

Audit Committee

Our Audit Committee includes Terry Gilland, Chairman, who was appointed to the Board of Directors on January 21, 2015, Glenn D. Bougie and Michael F. Sullivan. Messrs. Gilland and Bougie are deemed to be independent as that term is defined by the Securities and Exchange Commission (SEC).  Our Board of Directors has determined that Messrs. Gilland and Bougie are "audit committee financial experts" as defined under SEC regulations.  The tasks and responsibilities of the Audit Committee include (i) the review and discussion of the audited financial statements with management, (ii) discussing with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 114, as may be modified or supplemented, (iii) receiving from auditors disclosure regarding the auditors' Independence Standards Board Standard No. 1, as may be modified or supplemented, and (iv) approving the engagement of the auditors.  The Audit Committee charter is posted on our web site at www.amerityre.com.The Audit Committee met two times during the fiscal year ended June 30, 2015.

Compensation Committee

Our Compensation Committee includes Glenn D. Bougie, John J. Goldberg and Terry Gilland. Messrs. Bougie and Gilland are deemed to be independent as that term is defined by the Securities and Exchange Commission (SEC). Mr. Goldberg is not deemed independent as that term is defined by the SEC, because of his involvement as a previous Regional Sales Manager for the Company. The Compensation Committee is convened as necessary but at least once annually to review executive compensation and make recommendations regarding compensation to the full Board of Directors.  The Compensation Committee was convened one time during the fiscal year ended June 30, 2015. The Compensation Committee charter is posted on our web site at www.amerityre.com.

Nominating Committee

Our Nominating Committee included Michael F. Sullivan and Terry Gilland.  Mr. Sullivan is not deemed independent as that term is defined by the SEC, because he is the CEO of the Company.  The Nominating Committee is convened as necessary, but at least once annually to consider and recommend potential nominees for directorships to the full Board of Directors.  The Nominating Committee was convened one time during the fiscal year ended June 30, 2015.  The Nominating Committee charter is posted on our web site at www.amerityre.com.  Pursuant to the charter, the Nominating Committee will consider candidates for directorships proposed by any stockholder although there is no formal procedure for making such proposals.

Meetings of our Board of Directors

Our Board of Directors held seven (7) meetings during the fiscal year ended June 30, 2015, all of which were conducted by telephone conferencing.  No director attended less than 75 percent of all board and applicable committee meetings during the year. Directors and nominees for director are expected to attend the Company’s Annual Meeting of Stockholders.

Directors’ Compensation

On July 6, 2011, the Board of Directors cancelled the “2004 Non-Employee Directors’ Stock Incentive Plan” and approved the "Directors’ 2011 Stock Option and Award Plan”.  The Company also maintains the 2005 Stock Option and Award Plan, which was previously approved by shareholders, for the purpose of granting option awards to its employees and consultants.   Under the 2011 Plan, a total of 3,300,000 shares are authorized for issuance.  Each non-executive director is eligible to receive, based on their length of service, options to purchase a total of 300,000 shares at that day’s closing price, $0.17.  Any options issued vested over a three year service period as follows: 100,000 on June 30, 2012, 100,000 on June 30, 2013 and 100,000 on June 30, 2014.  These options expire two years after vesting.  The Director who serves as Audit Chair during the fiscal year will receive an additional 50,000 options per year under the same terms.  In June 2014, 1,450,000 options, representing 650,000 share options from the 2012 service period, 400,000 share options from the 2013 service period and 400,000 from the 2014 service period were extended for 5 years.

On August 1, 2012, the Board of Directors approved the issuance of 250,000 shares of restricted common stock to director, Timothy L. Ryan; 200,000 shares of restricted common stock to director, L. Wayne Arnett; 150,000 shares of restricted common stock to director, John J. Goldberg; 100,000 shares of restricted common stock to director, Gary Tucker and 50,000 shares of restricted common stock to director, Brian Hesje, for additional services provided during the six months ended June 30, 2012. The total estimated value of the 750,000 shares issued was $150,000 based on the closing market price on the issuance date of $.20 per share.

On March 5, 2013, the Board of Directors approved the issuance of 250,000 shares of restricted common stock to director John J. Goldberg for additional services provided during the six months ended December 31, 2012. The total estimated value of the 250,000 shares issued was $27,500 based on the closing market price on the issuance date of $0.11 per share.

On June 11, 2014, the Board of Directors, on the recommendation of the Compensation Committee, approved the issuance of 300,000 common stock shares to John J. Goldberg for extraordinary service to the Company in his capacity as a director.  In accordance with the compensation plan afforded to directors for board service, Glenn D. Bougie was granted 100,000 stock options for his board service commencing on September 18, 2013 and 50,000 stock options for his service as Audit Committee Chairman.  The stock options granted to Mr. Bougie have an exercise price of $0.08 per share based on the average closing price for the past 20 trading days as previously established by the Board for the calculation of option grants; vest on November 30, 2014; and expire on November 30, 2021.  The shares and stock options to Mr. Goldberg and Mr. Bougie were awarded under the Directors’ 2011 Stock Option and Award Plan.

In the October 2016 Board meeting, the Board granted all non-executive Board members 100,000 options, with the audit committee chair receiving an additional 50,000 options, for Board services rendered for the fiscal year ended June 30, 2015.  The options have a strike price of $0.10, vest at the end of the Board term on December 3, 2015 and expire December 3, 2017.  Expense related to these options is $21,950 as of October 2015.

Vote Required

The affirmative vote of a plurality of the votes cast, in person or by proxy, at the Annual Meeting will be required for the election of Directors.  The Board of Directors recommends a vote “FOR” all the nominees.  It is intended that in the absence of contrary specifications, proxies will be voted for the election of the nominees named above.  However, under SEC regulations, broker non-votes will not be counted in the election of Directors. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will be unavailable.

PROPOSAL NO. 2
RATIFY THE SELECTION OF HJ & ASSOCIATES, LLC AS
THE COMPANY’S INDEPENDENT AUDITOR

The Board of Directors has selected HJ & Associates, LLC as the Company’s independent auditor for the fiscal year ending June 30, 2016.  To the knowledge of the Company, at no time has HJ & Associates, LLC had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants.  It is anticipated that a representative of HJ & Associates, LLC will be available by telephone during the Annual Meeting to respond to appropriate questions if any arise.

(1) Audit Fees.  The aggregate fees billed us for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of our annual financial statements and review of our quarterly financial statements is $72,900 and $74,200 respectively.
(2) Audit-Related Fees.  None.
(3) Tax Fees. $2,900 and $1,078.
(4) All Other Fees. None.

The Audit Committee approved all of the above services prior to the commencement of work.

Vote Required

Ratification of the Company’s independent auditor requires the approval of a majority of the voting power represented by shares at the Annual Meeting in person or by proxy and entitled to vote, assuming that a quorum is present or represented at the Annual Meeting.  The Board of Directors recommends a vote “FOR” the ratification of the selection of HJ & Associates, LLC as the Company’s independent auditor for the fiscal year ending June 30, 2016. It is intended that in the absence of contrary specifications, proxies will be voted for the selection of HJ & Associates, LLC.

PROPOSAL NO. 3
APPROVE THE 2015 OMNIBUS STOCK OPTION AND AWARD PLAN

General

In August 2015, the Board of Directors cancelled the “Directors’ 2011 Stock Option and Award Plan” and adopted the “2015 Omnibus Stock Option and Award Plan” (the “2015 Plan”) which contains provisions for up to 3,000,000 stock options to be granted to employees, consultants and directors. In order for certain of the 2015 Plan’s provisions to be effective, it must be approved by our stockholders and is being submitted for such approval pursuant to this Proxy Statement.

Below is a summary of the terms of the 2015 Plan.  The following summary is qualified in its entirety by the provisions of the 2015 Plan which was filed as Exhibit 10.1 with the Company’s Form 10-K for the period ending June 30, 2015 and can be accessed publicly at www.sec.gov.

Plan Summary

Our Board of Directors believes that employees and other individuals who contribute to our success should have a stake in the Company as shareholders. Consistent with this belief, the award of stock and stock options has been and will continue to be an important element of our compensation program.

We intend to use the 2015 Plan to (a) attract competent directors, executive personnel, and other employees, (b) aid in the retention of the services of existing directors, executive personnel, and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to our Company's advancement by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

The Plan shall be administered by the Board unless and until the Board delegates administration to a committee (the “Committee”) as defined by the 2015 Plan.

Incentive Stock Options may be granted only to employees. Non-Qualified Stock Options may be granted to employees, directors or consultants. Stock may be granted to any of the above.

No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a “Ten Percent Stockholder”), unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Recipient during any calendar year under all plans of the Company exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

A maximum of 3,000,000 shares will be available for grant under the 2015 Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by our Board of Directors or the Committee, in their sole discretion, with the above limiting provisions.

If any change is made in the stock subject to the 2015 Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the 2015 Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the 2015 Plan, and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction not involving the receipt of consideration by the Company.)

Our Board of Directors or the Committee may from time to time alter, amend, suspend, or discontinue the 2015 Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by our stockholders) shall (a) increase (except adjustment for an event of dilution) the maximum number of shares for which options or stock awards may be granted under the 2015 Plan either in the aggregate or to any eligible employee: (b) reduce (except adjustment for an event of dilution) the minimum option prices which may be established under the 2015 Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the 2015 Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the 2015 Plan.

Vote Required

Approval of the 2015 Omnibus Stock Option and Award Plan as outlined above requires the approval of a majority of the voting power represented by shares at the Annual Meeting in person or by proxy and entitled to vote, assuming that a quorum is present or represented at the Annual Meeting.  The Board of Directors recommends a vote “FOR” the proposal.  It is intended that in the absence of contrary specifications, proxies will be voted for the proposal as outlined above.

PROPOSAL NO. 4
APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED
FROM 75,000,000 SHARES TO 100,000,000 SHARES

At our Annual Stockholder’s Meeting last year, we presented a plan focusing on “Profitability as a Mindset”.  To that end, we continue to sharpen our sales model and continue to add sales resources. The result of our emphasis on proper product pricing and new marketing campaigns has driven more profitable sales, which started to be evident in our third quarter 2015 results and became realized in our fourth quarter results.  Fourth quarter 2015 resulted in net income for the quarter for the first time in Company history.  Overall these changes are supporting our goal in establishing “Profitability as a Mindset” and our management and board are committed to this trend. However, the Company has gone for years without internal investment to strengthen our market presence as well as our need to ensure our equipment is sustainable to continue the production of our product.

The Company currently is authorized to issue up to 75,000,000 shares of its $0.001 par value common stock. As of the September 30, 2015, there are 41,650,287 shares of common stock issued and outstanding and approximately 67,936,287 common stock equivalents consisting of outstanding common stock, stock option plans, conversion features of the Company’s Preferred Stock and vesting stock awards.

The Board of Directors believes that it might be necessary to raise an additional funds through equity capital in order to meet its current obligations and grow revenues to a level at which the Company is consistently profitable and further self-sustaining.  As shares of Amerityre are currently trading at between $0.08 and $0.10 per share, an issuance of 20,000,000 to 30,000,000 common shares would result in an equity raise between $2,500,000 and $3,000,000.  However, there are currently approximately only 7,064,000 shares available for issuance.

 Concurrent with this shareholder proposal, the Company is working with its Preferred Shareholder to obtain the necessary written approval also required per the Preferred Share Agreement for the share increase.  Should the shareholders approve the increase but the Preferred Shareholder not approve the increase, the Company will not increase the authorized shares of the Company until such time as the Preferred Shareholder approval can be attained.

Immediate funding would enable the Company to increase revenues and enhance manufacturing capabilities. Specifically, additional capital would be used for the following:

•	Purchase Customer Relationship Management Sales software, with implementation and training;
•	Purchase Material Resource Planning System, including development, support and training;
•	Hire new sales representatives and provide training;
•	Enhance the Company’s marketing platform, including market research and website improvements;
•	Invest in manufacturing equipment such as a compressed air dryer, lift crane station for pivot tire assembly;
•	Tooling and startup costs for a secondary pivot wheel supplier;
•	Hire a full-time chemist and purchase analytical/test equipment for R&D work; and,
•	Working capital.

It is the Board’s determination that there is insufficient authorized common stock remaining to raise the necessary capital for the above mentioned initiatives.  Furthermore, the Company’s ability to issue additional preferred shares is limited by common shares available for preferred share conversion.

The Board of Directors unanimously recommends increasing the authorized shares of common stock from 75,000,000 shares to 100,000,000 shares.  This action is being recommended to allow the Company the ability to provide additional available equity to permit the Company to meet its current obligations and support revenue growth to a level at which Amerityre is consistently profitable and self-sustaining.

Reasons to Approve the Increase in Authorized Shares

During fiscal 2015, we devoted considerable time and effort on proper product pricing and a new marketing campaign, while trying to obtain bank financing and assessing other financing options.  Bank financing continued to be unsuccessful and we evaluated other financing options but chose to delay financing at terms that would have subjected the Company to high costs of debt.  We were reluctant to raise money through stock sales at what we believed to be highly dilutive share prices.  A discussion of these efforts can be found in the Management’s Discussion and Analysis of the Company’s June 30, 2015 Form 10-K, filed with the Securities and Exchange Commission on August 31, 2015. Even if these efforts proved more successful, the Company has gone through several years of not having the ability to invest in ways that would support revenue growth to a level at which the Company is consistently profitable and self-sustaining. Therefore, the Board believes it is not only prudent, but crucial, to have additional equity capital available for use by the Company.

At August 10, 2015, our total cash balance was $260,946 none of which is restricted; accounts receivables, net of reserves for bad debt, was $359,409; and inventory, net of reserves for slow moving or obsolete inventory, and other current assets was $856,282. Our total indebtedness was $329,704 and includes $182,839 in accounts payable, $60,170 in accrued expenses, and $13,518 in current portion of long-term debt, $19,337 in capital lease liability and $53,840 in long-term debt.

Over the past year, we have been working on various proposals to secure short-term loans as well as long-term bank financing and equity based investments. The Company currently does not have an existing credit facility. Over the past year, we have worked with our vendors to obtain extended credit terms and increase credit lines where needed. Additionally, we continue to focus on adherence to established collection policies and proactive communication with repeat customers, including adjusting credit limits to allow for increased sales volume where warranted.

We are intent on focusing on the sale and distribution of profitable product lines. Although, management continues to look for further financing facilities at affordable terms that will allow the Company to maintain sufficient raw material and finished goods inventory to capitalize on sales growth opportunities, no additional capital expenditures are anticipated over the next twelve months unless they support sales development and product improvement.  We continue to work to reduce our overall costs wherever possible.

The issuance of the additional shares will cause some dilution to current shareholders, but we anticipate that the opportunity to increase Company revenue and profitability would generate additional shareholder value that would offset the effects of any dilution.

Effects of the Increase in Authorized Shares

The Company currently is authorized to issue up to 75,000,000 shares of its $0.001 par value common stock. As of the September 30, 2015, there are 41,650,287 shares of common stock issued and outstanding and approximately 67,936,287 common stock equivalents consisting of outstanding comment stock, stock option plans, conversion features of the Company’s Preferred Stock and vesting stock awards.  Following approval of the requested increase in common shares, we will have approximately 32,064,000 shares authorized and available for issuance.

Currently we do not have any arrangements or understandings for the remaining portion of the authorized but unissued shares. However, management is currently speaking with financial institutions about obtaining the necessary capital, via equity financing, to grow revenues to a level at which the Company is solidly profitable and self-sustaining.  It is the opinion of Amerityre management that the approximately 7,064,000 currently authorized but unissued shares are insufficient, given AMTY shares’ current trading price.

If approved, the additional authorized but unissued and unreserved shares of our common stock could be issued by the board without further shareholder approval. It is our present intention to issue additional shares (1) fund revenue growth initiatives and (2) enhance our manufacturing capabilities as identified above.

Exchange Act Matters

Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. Any increase in authorized capital, if implemented, will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements. Our common stock is currently quoted, and following any increase will continue to be quoted, on the OTCBB. We do not expect that our common stock will be traded under a new symbol, nor do we expect that the CUSIP number for our common stock will change. Any increase in authorized common stock will be reflected on new certificates issued by the Company and in electronic entry systems but will not otherwise affect outstanding shares.

Accounting Matters

The increase in authorized shares will not affect total shareholders’ equity on our balance sheet.

Tax Consequences

To our best knowledge, any increase in our authorized shares will have no tax consequences for our shareholders.

Effect of Not Obtaining the Required Vote for Approval

If the increase in authorized shares is not approved, our ability to continue operations and pursue business opportunities might be severely limited. We might be unable to meet our obligations, or raise additional funds to meet future obligations. Our ability to raise additional funds will be severely constrained, and, without funding, we may not have sufficient remaining equity to retain officers, directors and employees, or engage necessary consultants.

Procedure for Effecting the Increase in Authorized Shares

The increase will become effective as of the date of filing the amendment to the Articles of Incorporation with the State of Nevada, with such date being referred to as the “effective time.” The form of the Certificate of Amendment to our Articles of Incorporation is included below:

FORM OF PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Amerityre Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article III:   The Corporation shall have the authority to issue a total of 105,000,000 shares, consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to a “Preferred Stock”) and 100,000,000 shares of common stock, par value $0.001 per share (hereinafter referred to as “Common Stock”).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: _______________ (_____%)

4. Effective date of filing: (optional)

5. Signature: (required)

/s/_________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

NO NEW CERTIFICATES WILL BE ISSUED TO ANY SHAREHOLDER AS A RESULT OF THE INCREASE AND SHAREHOLDERS SHOULD NOT SUBMIT EXISTING CERTIFICATES FOR RE-ISSUANCE.

Vote Required

Approval of the increase in authorized shares of the Company’s common stock  requires the approval of a majority of the voting power represented by shares at the Annual Meeting in person or by proxy and entitled to vote, assuming that a quorum is present or represented at the Annual Meeting.  The Board of Directors recommends a vote “FOR” the increase from 75,000,000 authorized shares of common stock to 100,000,000 authorized shares of common stock. It is intended that in the absence of contrary specifications, proxies will be voted for the increase. Broker non-votes and abstentions will not be counted in the vote for the increase.

EXECUTIVE OFFICERS

The following sets forth certain information regarding our officers as of September 30, 2015 and for the fiscal year ended June 30, 2015:

Name of Officer	Age	Position	Officer Since
Timothy L. Ryan (1)	65	Chairman of the Board	May 2011
Michael F. Sullivan (2)	50	Chief Executive Officer	April 2015
Lynda R. Keeton-Cardno	43	Chief Finance Officer	January 2015

(1) Timothy L. Ryan stepped down as Chief Executive Officer April 1, 2015.
(2) Michael F. Sullivan was first appointed Chief Operating Officer December 1, 2014; then appointed Chief Executive Officer April 1, 2015.

Timothy L. Ryan incorporated Rhino Rubber LLC in September 2008. A manufacturing and distribution company, Rhino Rubber has brought a complete line of solid industrial tires and wheels to the US market serving the material handling industry. Mr. Ryan served as President of Thule Trailers, Winslow, ME, an international manufacturer of aluminum and galvanized sport utility and cargo trailers targeting the US market, from June 2005 until July 2008.  He was recruited by Thule, a Swedish company, to implement a national sales and distribution strategy for enclosed aluminum trailers along with introducing an innovative Thule European-designed galvanized trailer program.  In that position he developed multi-location distribution and manufacturing capacity in the US market, as well as a multi-channel sales distribution initiative ranging from independent trailer dealers to national retailers such as ACE hardware, Balkamp/NAPA, Cabela’s, and U-Haul.  He was also responsible for implementing extensive restructuring and business alignment initiatives within the US to introduce new trailer concepts and solutions consistent with trends driven by the automotive industry. From June 1991 to Feb. 2005, Mr. Ryan worked for Trelleborg Wheel Systems Americas, Hartville, OH, as President.  Trelleborg is an international company dealing in ISO certified industrial tires serving the global material handling industry with proprietary products.  In that position, Mr. Ryan reported directly to the Business Unit President in Europe and was responsible for leading the Global Matrix Organization of 6 executives and 1800 employees in US, 8 executives and 700 employees in Sir Lanka, and 5 executive and 225 employees in Belgium. Prior to that position, from 1986 to 1991, Mr. Ryan served as General Manager of Industrial Tires Division (formally Teledyne Monarch Rubber) where he managed the industrial tire division of Teledyne Monarch Rubber with full P&L responsibility. Mr. Ryan worked in various product support, sales representative, and regional and national sales management positions from 1979 to 1986. Mr. Ryan completed three years of study in Business Administration at the University of Texas, Austin, TX (1969-1972), a Dale Carnegie Institute program (1981), and the Trelleborg Intercultural Management Program at Lund University, Lund, Sweden (1998).  Mr. Ryan served in the U.S. Air Force from 1967 through 1973.

Michael F. Sullivan was appointed CEO of Amerityre in April 2015. He joined Amerityre in May 2014 as a consultant and was appointed COO in December 2014. He has over 29 years of experience in Operations management and Engineering management in a variety of manufacturing industries. His career started at Johnson Matthey in 1987, where during his 10 year tenure he completed a 5 year expatriate assignment in Belgium designing, constructing and managing Europe’s largest autocatalyst facility.  Between 1996 and 2007, he served as Director of Manufacturing for General Chemical’s Electronic Materials facility, as Director of Operations for Life Measurement Inc., a medical device manufacturer, as Director of Operations for Pinole Point Steel, a division of Material Sciences Corporation, and as Chief Operating Officer at Professional Finishing, Inc., a privately held coating company.  He served as an engineering consultant with Versa Engineering and Technology, a privately held engineering consultant firm from January 2008 to December 2014  Mr. Sullivan has extensive quality management experience and is an IRCA certified auditor.

Mr. Michael Sullivan holds a BSE in Chemical Engineering from the University of Pennsylvania and an MBA in Finance and Marketing from the Haas School of Business at UC Berkeley.

Lynda R. Keeton-Cardno was appointed as the Company’s Principal Financial and Accounting Officer, and Secretary/Treasurer.  Since, 2004 Ms. Keeton-Cardno has been the CEO/Managing Member of Lynda R. Keeton CPA, LLC, dba Keeton CPA, an accounting firm based in Henderson, Nevada which provides accounting, audit and consulting services to public and private companies.  Between January 1996 and April 2002 Ms. Keeton-Cardno worked for Arthur Andersen, LLP in Phoenix, Arizona and Las Vegas, Nevada in the audit and advisory and technology risk consulting divisions. Ms. Keeton-Cardno is a licensed certified public accountant and received her accounting degree from Arizona State University’s School of Business and Honor’s College.  In her various roles she has extensive background and experience in managing high performing accounting departments, filings with the Securities and Exchange Commission and work needed for review by the Public Companies Accounting Oversite Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the duties, responsibilities and role of our Compensation Committee as well as the material elements of compensation for the our executive officers identified in the Summary Compensation Table set forth below (the “Named Executive Officers”).  Over the past year, the Compensation Committee has reviewed our compensation practices and the components of executive compensation.  The information below provides the description of compensation policies applicable to executive officers and other highly compensated individuals under employment and/or consulting arrangements.

Objectives of Our Compensation Program

The primary objective of our compensation program, including our executive compensation program, is to: maintain a compensation program that will fairly compensate our executives and employees; attract and retain qualified executives and employees, who are able to contribute to our long-term success; encourage performance consistent with clearly defined corporate goals; and align our executives’ long-term interests with those of our stockholders. To that end, our compensation practices are intended to:

1.	Tie total compensation to the Company’s performance and individual performance in achieving financial and non-financial objectives;
2.	Align senior management’s interests with stockholders’ interests through long-term equity incentive compensation.

Role of the Compensation Committee

The Compensation Committee determines the compensation of our Chief Executive Officer and, in consultation with the Chief Executive Officer, our other executive officers. In addition, the Compensation Committee is responsible for adopting, reviewing and administering our compensation policies and programs, including the cash bonus incentive plan and equity incentive plans, which are discussed in more detail below. Our Compensation Committee adheres to a compensation philosophy that (i) seeks to attract and retain qualified executives who will add to the long-term success of the Company, (ii) promotes the achievement of operational and strategic objectives, and (iii) compensates executives commensurate with each executive’s level of performance, level of responsibility and overall contribution to the success of the Company.

In determining the compensation of our Chief Executive Officer and our other executive officers, the Compensation Committee considers the financial condition and operational performance of the Company during the prior year. In determining the compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer and comparable market rates.

 The Compensation Committee reviews the compensation practices of other companies, based in part on market survey data and other statistical data relating to executive compensation obtained through industry publications and other sources. The Compensation Committee does not seek to benchmark the Company’s compensation program directly with other publicly traded companies or other companies with which we may compete for potential executives since some of these competitors are privately held research and development companies for which executive compensation information is not available.

Components of Executive Compensation for Fiscal 2014 and Fiscal 2015

The elements of the Company’s current compensation program are base salary and long-term equity incentives. Our compensation program is designed to provide our executives with incentives to achieve our short-term and long-term performance goals and to pay competitive base salaries. Each Named Executive Officer’s current and prior compensation is considered in setting future compensation.

Each of the elements of our executive compensation program is discussed in the following paragraphs.

 Base Salaries

Base salaries are based on a number of factors, including the executive’s experience level and scope of responsibility, performance level, estimate of future potential and overall contribution. The value of base salary also reflects the employee’s long-term performance, skill set and the market value of that skill set. Base salaries for our Named Executive Officers and other highly compensated individuals are reviewed on an annual basis and adjustments made to reflect performance-based factors, as well as competitive conditions. The Company does not apply specific formulas in setting base salaries.

Long Term Equity Incentives

Long term incentive awards are a key element of the Company’s total compensation package for individuals in significant positions of responsibility. Such awards may be made under the 2015 Omnibus Stock Option and Award Plan (the “2015 Plan”) to senior management and select employees who are key to the Company’s achievement of its long-term goals. The purpose of the 2015 Plan is to promote the long term growth and profitability of Amerityre by (i) providing certain officers and employees with incentives to maximize stockholder value, and (ii) enabling Amerityre to attract, retain and reward the best available persons for positions of responsibility. The 2015 Plan provides for a variety of long-term awards including incentive or non-qualified stock options, restricted stock, and performance awards.

The Plan is administered by the Board unless and until the Board delegates administration to the Committee as defined by the 2015 Plan.   Awards granted under the 2015 Plan may be incentive stock options, or ISOs, as defined in the Internal Revenue Code of 1986, as amended, or the Code, or stock bonus awards which are awarded to our employees, including officers, who, in the opinion of the Board of Directors or the Compensation Committee, have contributed, or are expected to contribute, materially to our success.

All of our employees and officers are eligible to participate under the 2015 Plan.  A maximum of 3,000,000 shares are available for grant under the 2015 Plan. Under the 2015 Plan, the Board and the Compensation Committee have broad authority to award equity-based compensation arrangements to any eligible employee, director, consultant, or advisor of Amerityre.

Perquisites and Other Benefits

The Company does not provide significant perquisites or personal benefits to executive officers different from those of non-executive employees.

Employment Agreements

As of June 30, 2014, L. Wayne Arnett, was the only officer under an employment agreement, which is on an at-will basis.  Mr. Arnett resigned from the Company August 31, 2014.

For fiscal 2015, monthly compensation of $7,000 for Timothy L. Ryan, who was the Company’s Chief Executive Officer until April 1, 2015, was recommended by the Compensation Committee and approved by the Board of Directors.

Both Mr. Ryan and Mr. Arnett have vested options originally granted in 2011 that were extended for 5 years, expiring 2019 – 2021.

Michael F. Sullivan receives an annual salary of $150,000, with a discretionary bonus equal to 20% of the annualized salary rate and options as follows:
•	Tranche 1: 480,000 on December 1, 2014 with a strike price of $0.10, vest December 1, 2015, and expire December 1, 2020.
•	Tranche 2: 480,000 on December 1, 2015 with a strike price of $0.10, vest December 1, 2016, and expire December 1, 2020.
•
Tranche 3:  480,000 on December 1, 2016 with a strike price of $0.10, vest December 1, 2017, and expire December 1, 2020.  The award of these options will be based on certain company performance and other metrics, which will be determined on June 1, 2015 and again on or about July 1, 2016.

Lynda R. Keeton-Cardno, who devotes approximately 25% of her time to the Company, receives an annual salary of $28,986.10, renegotiable yearly.  Additionally, Ms. Keeton-Cardno was granted 50,000 stock options, with a strike price of $0.10 that vest ratably from January 21, 2015 to December 1, 2015.

In July 2015 the Board of Directors granted the following non-reoccurring stock bonus awards to Mr. Sullivan and Ms. Keeton-Cardno:
 ·             To the officers of Amerityre, 600,000 shares were granted on July 20, 2015 (valued at $0.03) with 75% of the grant allocated to the CEO and 25% of the grant allocated to the CFO.  The shares of stock vest ratably each quarter end during fiscal year 2016 and are payable immediately after the vesting date.

Employee Benefits

The Company offers employee health insurance benefits coverage to provide our workforce with a reasonable level of financial support in the event of illness or injury. Health insurance benefits are available to all full time employees, including executive officers of the Company. The executive officers of the Company, including the Named Executive Officers, are eligible on the same basis as all other employees. Due to the changes in health and dental costs in association with federal laws, the cost of employee benefits is contributory where the Company contributes a maximum of $550 toward each eligible employee’s benefits and any remaining amount is borne by the employee.

Accounting Matters

The Company has adopted the provisions of Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), formerly SFAS 123(R), which requires the fair value of options to be recorded as compensation cost in the financial statements. The adoption of ASC 718 has resulted in $23,706 and $111,973 in stock based compensation costs recognized in fiscal 2015 and 2014, respectively.

Stock Option and Stock Bonus Awards

General Option Information

On July 6, 2011, the Board of Directors cancelled the “2004 Non-Employee Directors’ Stock Incentive Plan” and approved the "Directors’ 2011 Stock Option and Award Plan”.   Under the 2011 Plan, a total of 3,300,000 shares are authorized for issuance.

The Company also maintained the 2005 Stock Option and Award Plan, which was previously approved by shareholders, for the purpose of granting option awards to its employees and consultants.   This plan had a 10 year life and expired July 2015.

On August 10, 2015, the Board of Directors cancelled the “Directors’ 2011 Stock Option and Award Plan” as all options under this plan had been granted and adopted the “2015 Omnibus Stock Option and Award Plan” which contains provisions for up to 3,000,000 stock options to be granted to employees, consultants and directors.

Prior Issuances of options

In July 2011, each non-executive director is eligible to receive (therefore granted), based on their length of service, options to purchase a total of 300,000 shares at that day’s closing price, $0.17.  Any options issued will vest over a three year service period as follows: 100,000 on June 30, 2012, 100,000 on June 30, 2013 and 100,000 on June 30, 2014.  These options expire two years after vesting.  The Director who serves as Audit Chair during the fiscal year received an additional 50,000 options per year under the same terms.  In June 2014, 1,450,000 options, representing 650,000 share options from the 2012 service period, 400,000 share options from the 2013 service period and 400,000 from the 2014 service period were extended for 5 years.  In accordance with the Stock Compensation topic of the FASB ASC, the Company analyzed the transaction and determined that there was incremental compensation cost which is included in the Company’s total stock based compensation expense.

Also in July 2011, Board Chairman, who acted in the CEO capacity until April 1, 2015, Timothy L. Ryan was granted 200,000 options per year under the 2005 Stock Option and Award Plan with the same terms as above.

During the fiscal year ended June 30, 2013, the Company granted a total of 300,000 options to a director for his services on the Board of Directors.  Those options were all cancelled during the year ended June 30, 2013, upon the director’s resignation from the Board.  The Company also recognized $73,721 in expense related to the continued vesting of options that were granted during prior years.  During the fiscal year ended June 30, 2014 the Company granted a total of 150,000 options to directors for service on the Board of Directors.

Option issuances and vesting during the period ending June 30, 2015

No options were granted to Board members for Board service for the year ended June 30, 2015.

During the year ended June 30, 2015, 100,000 options were granted to a consultant pursuant to a consulting agreement.  Additionally 140,000 options related to this transaction vested (20,000 options monthly May – November 2014 at $0.10).  Year to date expense related to these options is $12,022 as of June 30, 2015.

On December 1, 2014, 480,000 options were granted to the Company’s Chief Executive Officer (then our Chief Operating Officer) as part of his employment offer.  The options have a strike price of $0.10, vest December 1, 2015 and expire December 1, 2020.  Year to date expense related to these options is $10,844 as of June 30, 2015.

On January 21, 2015, 50,000 options were granted to the Company’s Chief Financial Officer as part of her employment offer.  The options have a strike price of $0.10, vest ratably January 21, 2015 to December 1, 2015 and expire December 1, 2020.  Year to date expense related to these options is $840 as of June 30, 2015.

Stock Ownership Requirements

The Board of Directors has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, neither the Board of Directors nor the Compensation Committee has established stock ownership guidelines for members of the Board of Directors or the executive officers of the Company.

Option issuances during fiscal year June 30, 2016

In the October 2016 Board meeting, the Board granted all non-executive Board members 100,000 options, with the audit committee chair receiving an additional 50,000 options, for Board services rendered for the fiscal year ended June 30, 2015.  The options have a strike price of $0.10, vest at the end of the Board term on December 3, 2015 and expire December 3, 2017.  Expense related to these options is $21,950 as of October 2015.

Compensation Committee Report On Executive Compensation

The Compensation Committee, comprised of independent and non-independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement on Schedule 14A relating to the upcoming annual meeting and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

/s/Glenn D. Bougie	/s/John J. Goldberg
Glenn D. Bougie	John J. Goldberg

/s/Terry Gilland
Terry Gilland

The following Summary Compensation Table sets forth the aggregate compensation paid or accrued by the Company to the executive officers, (the “Named Executive Officers”) as of June 30, 2015 and 2014.

Summary Compensation Table

Officers Name & Principal Position	Year	Salary (In $) (1)	Bonus (In $)	Stock (In $)	Option Awards (In $) (2)	Non-Equity Incentive Plan Compensation (In $)	Nonqualified Deferred Compensation Earnings (In $)	All Other Compensation (In $)	Total (In $)
T. Ryan CEO (3)	2015 2014	63,000 84,000	- -	- 45,000	- 18,482	- -	- -	- -	63,000 147,482

W. Arnett CFO (4)	2015 2014	- 70,143	- -	- 6,000	- -	- -	- -	- -	- 76,143

M. Sullivan CEO (5)	2015 2014	121,154 -	- -	- -	10,845 -	- -	- -	- -	131,999 -

L. Keeton-Cardno CFO	2015 2014	19,231 -	- -	- -	841 -	- -	- -	- -	20,072 -

(1)  Actual cash amount paid based on bi-weekly payroll or monthly stipend for the period July 1, 2014 through June 30, 2015 and July 1, 2013 through June 30, 2014, respectively.
(2)  Based on the aggregate grant date fair value computed in accordance with ASC 718.Additionally, for 2014 this is inclusive of additional compensation recognized in connection with the extension of options for 5 years.
(3)  Mr. Ryan stepped down as Chief Executive Officer April 1, 2015.
(4)  Mr. Arnett was appointed Chief Financial Officer on July 1, 2012 and resigned from the Company August 31, 2014.
(5)  Michael F. Sullivan was first appointed Chief Operating Officer December 1, 2014; then appointed Chief Executive Officer April 1, 2015.

Grants of Plan Based Awards

In the October 2016 Board meeting, the Board granted all non-executive Board members 100,000 options, with the audit committee chair receiving an additional 50,000 options, for Board services rendered for the fiscal year ended June 30, 2015.  The options have a strike price of $0.10, vest at the end of the Board term on December 3, 2015 and expire December 3, 2017.  Expense related to these options is $21,950 as of October 2015.

On December 1, 2014, 480,000 options were granted to the Company’s Chief Executive Officer (then our Chief Operating Officer) as part of his employment offer.  The options have a strike price of $0.10, vest December 1, 2015 and expire December 1, 2020.  Year to date expense related to these options is $10,844 as of June 30, 2015.

On January 21, 2015, 50,000 options were granted to the Company’s Chief Financial Officer as part of her employment offer.  The options have a strike price of $0.10, vest ratably January 21, 2015 to December 1, 2015 and expire December 1, 2020.  Year to date expense related to these options is $840 as of June 30, 2015.

On June 11, 2014, the Board of Directors of Amerityre Corporation, on the recommendation of the Compensation Committee of the Board, approved the issuance of common stock bonus awards of 750,000 shares for Timothy L. Ryan, the Company’s Chief Executive Officer, and 100,000 shares for L. Wayne Arnett, the Company’s former Chief Financial Officer.  The bonuses were determined based on overall compensation and performance through the 3rd quarter of fiscal 2014.  The awards will be issued under the 2005 Stock Option and Award Plan.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards of the Named Executive Officers as of June 30, 2015.

	Option Awards					Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
T. Ryan	200,000 200,000	- -	- -	0.17 0.17	11/20/19 11/30/20	- -	- -	- -	- -
	200,000	-	-	0.17	11/30/21	-	-	-	-

M. Sullivan	-	480,000	-	0.10	12/1/20	-	-	-	-

L. Keeton-Cardno	-	50,000	-	0.10	12/1/18	-	-	-	-

Option Exercises and Stock Vested
 Pension Benefits and Nonqualified Deferred Compensation

The Company does not provide pension benefits or provide any other qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

DIRECTOR COMPENSATION

The following table sets forth the aggregate compensation granted in October 2015 by the Company to the Directors for the fiscal year ended June 30, 2015.

Name	Fees Earned or Paid in Cash (1) (In $)	Stock Awards (1) (In $)	Option Awards (In $)	Non-Equity Incentive Plan Compensation (In $)	Non- Qualified Deferred Compensation Earnings (In $)	All Other Compensation (In $)	Total (In $)
T. Ryan	-	-	$3,991	-	-	-	$3,991
J. Goldberg	-	-	$3,991	-	-	-	$3,991
T. Gilland	-	-	$5,986	-	-	-	$5,986
G. Bougie	-	-	$3,991	-	-	-	$3,991
G. Tucker	-	-	$3,991	-	-	-	$3,991
M. Sullivan	-	-	-	-	-	-	-

 Non-Employee Directors' Stock Incentive Plan

On July 6, 2011, the Board of Directors cancelled the “2004 Non-Employee Directors’ Stock Incentive Plan” and approved the “Directors’ 2011 Stock Option and Award Plan” (the “2011 Plan”). The 2011 Plan was established to attract, motivate and retain qualified non-employee directors. The Board of Directors authorized a total of 3,300,000 shares for the 2011 Plan. Under the terms of the 2011 Plan, each director was granted options to purchase 300,000 shares at that day’s closing price of $0.17 per share. These options vested over three years as follows, 100,000 on June 30, 2012; 100,000 June 30, 2013; and 100,000 on June 30, 2014. These options expire two years after vesting. The Board member who serves as the Audit Committee Chairperson during the fiscal year will also receive an addition 50,000 options per year under the same terms and conditions.  In June 2014, 1,450,000 options, representing 650,000 share options from the 2012 service period, 400,000 share options from the 2013 service period and 400,000 from the 2014 service period were extended for 5 years.

On August 10, 2015, the Board of Directors cancelled the “Directors’ 2011 Stock Option and Award Plan” as all options under this plan had been granted and adopted the “2015 Omnibus Stock Option and Award Plan” which contains provisions for up to 3,000,000 stock options to be granted to employees, consultants and directors.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in our corporate structure affecting common stock, or a sale by us of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend, our Board of Directors will make appropriate adjustment in the number and kind of shares authorized by the 2015 Plan, and any adjustments to outstanding awards as it deems appropriate.  However, no fractional shares of common stock will be issued pursuant to any such adjustment, and the fair market value of any fractional shares resulting from adjustments will be paid in cash to the awardee.

All options and restricted stock granted to an awardee shall automatically terminate and be null and void as of the date an eligible Director's service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of our company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

For fiscal 2015, Timothy L. Ryan, the Company’s Chairman of the Board of Directors, under board approval received $7,000 per month as compensation for his service as President and CEO, which ended April 1, 2015, with possible additional equity compensation to be determined by the Compensation Committee and the Board of Directors. See compensation tables above.

During fiscal 2014 through December 2015, John J. Goldberg was appointed as a Regional Sales Manager for the Company. As a Regional Sales Manager, Mr. Goldberg received a base compensation of $2,000 per month plus a sales commission on the sales from assigned customer accounts. Total compensation for Mr. Goldberg was $29,515, with possible additional equity compensation to be determined by the Compensation Committee and the Board of Directors. See compensation tables above.

As of this filing, neither Mr. Ryan, Mr. Goldberg, nor Mr. Sullivan may be deemed independent as that term is defined by the Securities and Exchange Commission, because of their involvement as officers or employees of the Company.

Amerityre’s Chairman of the Board, Timothy L. Ryan, is also the principal owner of Rhino Rubber LLC, a manufacturing and distribution company for solid industrial tires and wheels.  During fiscal 2015 and fiscal 2014, Rhino Rubber LLC purchased a total of $9,633 and $9,668, respectively, in tire products from Amerityre.  As of June 30, 2015 and 2014, the accounts receivable balances for Rhino Rubber LLC were $6,312 and $17,089, respectively.

We currently distribute directly from our manufacturing facility in Boulder City, Nevada and in the past from an independent, contracted warehouse in Ravenna, Ohio.  This contract distribution point was unable to support customer requirements, became ineffective and stopped operations in the second quarter of 2014.  In order to keep commitments to customers and keep revenue growth positive, distribution and other related services were transferred to Rhino Rubber in Akron, Ohio.  The Company pays $600 for monthly warehousing fees inclusive of freight, shipping and labor for mounting services.  Effective October 31, 2015 we will be closing the Akron, Ohio distribution point and customers will be serviced on a direct basis.

Director’s Glenn D. Bougie, Terry Gilland and Gary Tucker, are deemed to be independent under the definition of independence per NASDAQ Rule 5605(a)(2), which standard for independence has been adopted by the Company.  In addition, these directors meets the additional requirements for audit committee members under NASDAQ Rule 5605(c), including meeting the criteria for independence set forth in Rule 10A-3(b)(1) under the Act (subject to the exemptions provided in Rule 10A-3(c) under the Act), not having participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and being able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. See compensation tables above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Common stock

The following tables set forth as of September 30, 2015, the name and address and the number of shares of our Common Stock held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5 percent of our issued and outstanding common stock, and the name and shareholdings of each director and of all officers and directors as a group. The information on share numbers and percentage ownership listed assumes: a) the exercise of options by the beneficial owner (all included options are currently exercisable); and b) a corresponding increase in the number of shares issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC.  In determining the number of shares beneficially owned by a person, options or warrants to purchase common stock held by that person that are currently exercisable, or become exercisable within 60 days following, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.  We believe that all of the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

Security Ownership of Certain Beneficial Owners
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
None

Security Ownership of Management of the Company
Name and Position of Director/Officer	Amount and Nature of Beneficial Ownership(1) (9)	Percentage of Class(2)
Timothy L. Ryan, Chairman of the Board (4)	1,897,412	4.4%
John J. Goldberg, Director (5)	2,007,478	4.6%
Glenn D. Bougie, Director (6)	150,000	0.3%
Terry Gilland, Director	-	0.0%
Gary Tucker, Director	386,204	0.9%
Michael F. Sullivan, Director and CEO (7)	695,000	1.6%
Lynda R. Keeton-Cardno, CFO (8)	170,000	0.4%
Total beneficial ownership of all officers and directors as a group (7 persons)	5,306,094	12.2%

(1) All shares owned directly are owned beneficially and of record and such stockholder has sole voting, investment, and dispositive power, unless otherwise noted. Also includes director shares earned but not issued as of this filing.
(2) Assumes exercise of options and/or warrants and corresponding increase in the number of shares issued and outstanding.
(3) As of September 30, 2015 there were 41,650,287 shares of common stock issued and outstanding.
(4) Mr. Ryan’s beneficial ownership consists of 1,297,412 shares of common stock and 600,000 common stock options.
(5) Mr. Goldberg’s beneficial ownership consists of 1,707,478 shares of common stock and 300,000 common stock options.
(6) Mr. Bougie’s beneficial ownership consists of 150,000 common stock options.
(7) Mr. Sullivan’s beneficial ownership consists of 75,000 shares of common stock and 620,000 common stock options.
(8) Ms. Keeton-Cardno’s beneficial ownership consists of 120,000 shares of common stock and 50,000 common stock options.
(9) In the October 2016 Board meeting, the Board granted all non-executive Board members 100,000 options, with the audit committee chair receiving an additional 50,000 options, for Board services rendered for the fiscal year ended June 30, 2015.  The options have a strike price of $0.10, vest at the end of the Board term on December 3, 2015 and expire December 3, 2017.  These options are not reflected in the table above.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2015 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Performance Units A	Weighted-Average Exercise Price of Outstanding Options, Restricted Stock Units and Performance Units B	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans C
Equity compensation plans approved by security holders	740,000	$0.14	416,656
Equity compensation plans not approved by security holders	1,530,000	$0.13	-
Total	2,270,000		416,656

FINANCIAL AND OTHER INFORMATION

The Company’s most recent audited financial statements and other information are contained in the Company’s annual report on Form 10-K for the period ending June 30, 2015. Such reports once filed, are available to stockholders on the Company’s web site at http://www.amerityre.com, upon written request addressed to the Company at the Company’s executive offices or on the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the "Committee") assists the Board of Directors in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of our internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, which is available on our website.

The members of the Committee are Terry Gilland, Glenn D. Bougie, and Michael F. Sullivan. Messrs. Gilland and Bougie meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The members of the Committee reviewed and discussed with our management and HJ & Associates, LLC the audited financial statements contained in our annual report on Form 10-K for the fiscal year ended June 30, 2015 and also discussed with HJ & Associates, LLC the matters required to be discussed by Statement on Auditing Standards No. 114 (Communications with Audit Committees), as amended. The members of the Committee received from HJ & Associates, LLC the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based on their review of our audited financial statements, and on their discussion with our management and with HJ & Associates, LLC, the members of the Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2015.

AUDIT COMMITTEE

/s/ Terry Gilland	/s/ Glenn D. Bougie
Terry Gilland	Glenn D. Bougie
October 28, 2015	October 28, 2015

/s/ Michael F. Sullivan
Michael F. Sullivan
October 28, 2015

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting.  It is anticipated that the next annual meeting of stockholders will be held during December 2016.  Stockholders who, in accordance with Rule 14a-8 of the Exchange Act wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on June 30, 2016, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Stockholder proposals and director nominations for our 2016 Annual Meeting not intended for inclusion in the proxy materials for the meeting must be delivered to our principal executive offices no earlier than July 15, 2016 and no later than August 19, 2016 to be considered timely.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our Directors, executive officers and 10 percent stockholders, which we refer to as reporting persons, to file with the SEC initial reports of ownership and changes in ownership of our common stock.  Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on our review of the copies of such reports received or written representations from certain reporting persons that no other reports were required, we believe that during our fiscal year ended June 30, 2015 all reporting persons filed all such reports and that one report was not filed timely.

CODE OF ETHICS

We have adopted a Code of Business Conduct that applies to all our directors, officers and employees.  A copy of the code of ethics will be provided free of charge upon written request to our Secretary at the address shown on the cover page of this proxy statement and is accessible, free of charge at our website, www.amerityre.com.  If we grant waivers from or make amendments to this code of ethics that are required to be disclosed pursuant to the Exchange Act or applicable listing requirements, we will make those disclosures on our website within four business days following the date of such waiver or amendment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request by mail to Amerityre Corporation, 1501 Industrial Road, Boulder City, Nevada 89005. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Amerityre stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm.

OTHER MATTERS

Management does not know of any business other than referred to in the Notice which may be considered at the meeting.  If any other matters should properly come before the Annual Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

AMERITYRE CORPORATION
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Michael F. Sullivan
Michael F. Sullivan, Chief Executive Officer
Boulder City, Nevada
October 28, 2015

YOUR VOTE IS IMPORTANT.  PLEASE MAKE SURE TO VOTE YOUR SHARES BY PROMPTLY VOTING ELECTRONICALLY AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, OR BY COMPLETING, DATING, SIGNING AND RETURNING YOUR PROXY CARDIN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED.

[PROXY CARD]
PROXY
AMERITYRE CORPORATION
Annual Meeting of Stockholders
December 3, 2015
(This Proxy is Being Solicited by the Board of Directors)

The undersigned hereby appoints Timothy Ryan, proxy, with full power of substitution, to vote the voting shares of Amerityre Corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City Nevada 89005, on Thursday, December 3, 2015, or any adjournment(s) thereof, such proxies being directed to vote as specified below.  If no instructions are specified, such proxy will be voted “FOR” each proposal.  If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, sign below.  The “FOR” boxes may, but need not, be checked.  To vote against any of the recommendations, check the appropriate box(es) marked “AGAINST” below.  To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked “WITHHOLD AUTHORITY” below.

The Board of Directors recommends votes “FOR” the following proposals, each of which has been proposed by the Board of Directors:

1. Elect each of the following nominees as directors to serve until the 2016 Annual Meeting of Stockholders.  To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

Michael F. Sullivan	Terry Gilland	George Stoddard	David Clark	David Hollister

FOR ☐	AGAINST ☐	FOR ALL EXCEPT ☐	WITHHOLD AUTHORITY ☐

2. Ratify the appointment of HJ & Associates, LLC as independent public accountants.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

3. Approval of the Company’s 2015 Omnibus Stock Option and Award Plan.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

4. Approval of the amendment to the articles of incorporation of Amerityre Corporation to increase the number of common shares authorized from 75,000,000 to 100,000,000 shares.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY.   WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.  IF THE SIGNER IS A COMPANY, PLEASE PROVIDE THE FULL NAME OF THE COMPANY AND A SIGNATURE FROM A DULY AUTHORIZED OFFICER, GIVING THE OFFICER’S FULL TITLE AS SUCH.  IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Name of Brokerage	Number of Shares
House [If Applicable]	Beneficially Held
_________________________________	_______________________________

Date:
__________________________________	_______________________________
Signature	Signature (if held jointly)

PLEASE VOTE ELECTRONICALLY OR MARK, SIGN, DATE, AND RETURN PROMPTLY, USING THE ENCLOSED.